UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2015

METHES ENERGIES INTERNATIONAL LTD

(Exact name of Registrant as specified in its charter)

Nevada	001-35652	71-1035154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D-272, Las Vegas, Nevada	89103
(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (702) 932-9964

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to Vote of Security Holders.

On November 5, 2015, Methes Energies International Ltd. (the “Company”) held its 2015 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders:

●	Re-elected all five of the incumbent directors to serve until the next annual meeting of stockholders and their successors are elected and qualified;

●	Approved an amendment to the Company’s 2012 Equity Incentive Plan increasing the maximum number of shares which may be issued thereunder from 400,000 to 1,400,000; and

●	Approved, on an advisory basis, the appointment of MNP LLP as the Company’s independent auditors for the 2015 fiscal year.

The specific votes with respect to the aforementioned were as follows:

1.	Election of directors:

	VOTES
NAME	FOR	WITHHELD	Broker Non-Votes
Michel G. Laporte	5,849,016	20,159	4,375,949
Kebir Ratnani	5,823,396	45,779	4,375,949
John Pappain	5,823,396	45,779	4,375,949
Perichiyappan Senthilnathan	5,831,007	38,168	4,375,949
Anthony T. Williams	5,832,396	36,779	4,375,949

2.	Amendment to the Company’s 2012 Equity Incentive Plan increasing the maximum number of shares which may be issued thereunder from 400,000 to 1,400,000:

VOTES
FOR	AGAINST	ABSTAIN
5,052,065	808,202	8,908

3.	Advisory approval of the appointment of MNP LLP as the Company’s independent auditors for the 2015 fiscal year:

VOTES
FOR	AGAINST	ABSTAIN
5,557,926	10,099	301,150

* * * * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Methes Energies International Ltd.

Dated: November 9, 2015	By:	/s/ Michel G. Laporte
Michel G. Laporte,
Chief Executive Officer

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